UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

NATIONAL PRESTO INDUSTRIES, INC.
(Exact name of registrant as specified in charter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3925 North Hastings Way, Eau Claire, Wisconsin 54703-3703
(Address of principal executive offices)

715-839-2121
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On May 18, 2010, the stockholders of National Presto Industries, Inc. voted to approve the National Presto Industries, Inc. Incentive Compensation Plan (the “Plan”). The Plan provides for the grant of restricted stock awards to employees of National Presto and its subsidiaries. The maximum number of shares of common stock that may be delivered under the Plan is 50,000, subject to adjustment as provided in the Plan. National Presto may use only treasury shares in connection with grants under the Plan.  This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to National Presto’s proxy statement for the 2010 Annual Meeting of Stockholders.  The form of agreement for Restricted Stock Awards is attached hereto as Exhibit 10.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

National Presto held its Annual Meeting of Stockholders on May 18, 2010. At the meeting, stockholders elected the two persons nominated by our Board of Directors to serve as directors for a three-year term ending at the annual meeting to be held in 2013.  In addition, stockholders approved the National Presto Industries, Inc. Incentive Compensation Plan and ratified the appointment of BDO Seidman LLP as National Presto’s independent public accountant for 2010. Set forth below are the final voting results for each of the proposals.  A press release regarding the outcome of the votes of security holders is attached hereto as Exhibit 99.1

Election of Directors

Name	For	Withheld	Abstain	Broker Non-Votes

Richard N. Cardozo	4,399,581	1,172,082	87,860	928,041
Patrick J. Quinn	5,569,322	2,341	87,860	928,041

Proposal to approve the National Presto Industries, Inc. Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes

4,458,727	1,156,886	43,909	928,042

Proposal to ratify the appointment of BDO Seidman as the independent registered public accounting firm

For	Against	Abstain	Broker Non-Votes

6,374,979	32,678	15,005	165,542

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1	Sample form of Restricted Stock Award Agreement under National Presto Industries, Inc. Incentive Compensation Plan.

99.1	Press Release of National Presto Industries, Inc. dated May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL PRESTO INDUSTRIES, INC.

Date: May 21, 2010	By:	/s/ Maryjo Cohen
Maryjo Cohen
President and Chief Executive Officer